Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE

November 26, 2025

Pyxis Oncology, Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”), being filed by Pyxis Oncology, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) as it relates to the registration under the Securities Act of shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) with an aggregate sales price of up to $150,000,000. The Shares are to be sold by the Company pursuant to a Common Stock Sales Agreement dated November 26, 2025 between the Company and Leerink Partners LLC (the “Sales Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s prospectus dated November 26, 2025 (the “Prospectus”) relating to the Shares, the Sales Agreement, the Company’s certificate of incorporation (as amended and restated, the “Certificate of Incorporation”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Sales Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares pursuant to the Sales Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Sales Agreement.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares:

(i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation and bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) the Company will have sufficient authorized and unissued shares of Common Stock from which to issue as the Shares.

This opinion letter is limited to the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sidley Austin LLP